THE ELVERSON NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                        Termination and Merger Amendment




     The Elverson National Bank ("ENB") established The Elverson National Bank Employee Stock Ownership Plan ("Plan") effective July 1, 1997 for its employees to participate in ENB's ownership.

     National Penn Bancshares, Inc. ("NPB") acquired ENB on January 4, 1999 pursuant to an Agreement and Plan of Merger dated as of July 21, 1998 ("Agreement") which provided for ENB to merge with and into National Penn Bank, a wholly-owned subsidiary of NPB. In the merger, each ENB shareholder, including the Plan, received a formula number of NPB shares.

     The Agreement requires the Plan account of each former ENB employee to become 100% nonforfeitable, without regard to length of service, as of the merger effective date, and for the Plan to be terminated and merged with and into the NPB Capital Accumulation Plan ("NPB Plan").

     In accordance with the Agreement, National Penn Bank, as successor by merger to ENB, hereby amends the Plan as hereinafter set forth, effective January 4, 1999.

               1. Vesting. Each Participant who had not forfeited the non-vested portion of his Account in the Plan as of January 4, 1999, shall have a 100% nonforfeitable interest therein without regard to length of service or age, as of January 4, 1999.

               2. Termination. The Plan is terminated effective as of January 4, 1999.

               3. Merger. The Plan shall be merged with and into the NPB Capital Accumulation Plan. Each Participant's Account in this Plan shall be held as a 100% nonforfeitable account in the NPB Capital Accumulation Plan, which Plan shall accord the transferred accounts all of the benefits, rights and features of this Plan which are protected by Code Section 411(d)(6). Further, in accordance with the requirements of Code Section 414(l), no Participant's benefit shall be less immediately after the merger than it was immediately before the merger as determined on a termination basis.

               4. Physical Merger. The actual merger of the Plan's assets with and into the trust fund under the NPB Capital Accumulation Plan shall occur at such time as the Plan's sponsor determines is appropriate.

          5. Sponsor. National Penn Bank shall succeed ENB as the "Company", within the meaning of section 2.8 of the Plan, as of January 4, 1999.

     EXECUTED this 26th day of June, 1999.



                                       NATIONAL PENN BANK



                                       By:/s/ Sandra L. Spayd
                                          ----------------------------
                                              Sandra L. Spayd
                                              Senior Vice President